EXHIBIT 23.3
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WEBB & COMPANY, P.A.
Certified Public Accountants
1501 Corporate Drive, Suite 290
Boynton Beach, Florida 33426
Telephone (561) 752-1721
Fax (561) 734-8562

The Board of Directors
Elephant Talk Communications, Inc.
438 East Katella Avenue, Suite 217
Orange, California  92867

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement pertaining to the 2006 Non-Qualified Stock and Option Compensation Plan of Elephant Talk Communications, Inc. of our report dated March 28, 2005, with respect to the financial statements of Elephant Talk Communications, Inc. included in its annual report (Form 10-KSB) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

        /s/ Webb & Company, P.A..
        Webb & Company, P.A.
        Certified Public Accountants

        November 8, 2006